Exhibit 21.1

SUBSIDIARIES OF UNITED ESYSTEMS, INC.

United Check Services, L.L.C.*—a Louisiana limited liability company

Netcom Data Southern Corp.*—a Georgia corporation

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*	100% owned by United eSystems, Inc.